EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement of FMS Financial Corporation on Form S-8 (File No. 33-24340) of our dated February 9, 1996 on our audits of the consolidated financial statements of FMS Financial Corporation and subsidiary as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which report is incorporated by reference in this Annual Report on Form 10-K.



/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 26, 1996